Exhibit 3.167

ARTICLES OF INCORPORATION

OF

GROUP PRACTICE MANAGEMENT, INC.

ARTICLES I – NAME

The name of the corporation is GROUP PRACTICE MANAGEMENT, INC. (the “Corporation”).

ARTICLE II – PURPOSE

The Corporation is organized for the purpose of transacting any or all lawful business for corporations organized under The Florida Business Corporation Act of the State of Florida.

ARTICLE III – CAPITAL STOCK

The aggregate number of shares which the Corporation shall have the authority to issue is 10,000 shares of Common Stock, par value $.01 per share.

ARTICLE IV – INITIAL REGISTERED AGENT

The mailing and street address of the initial registered office of this Corporation is 3856 Sheridan Street, Hollywood, Florida 33021; and the name of the initial registered agent of this Corporation at that address is Charles Fotsch.

ARTICLE V – PRINCIPAL OFFICE ADDRESS

The mailing and street address of the principal office of this Corporation is 385 Sheridan Street, Hollywood, Florida 33021.

ARTICLE VI – INITIAL BOARD OF DIRECTORS

The Corporation shall have six (6) initial directors. The number of directors may be either increased or decreased from time to time as provided in the Corporation’s Bylaws, but shall never be less than one (1). The names and addresses of the initial directors of this Corporation are:

Donald H. Anker 3856 Sheridan Street Hollywood, FL 33021 Gary Karch 3856 Sheridan Street Hollywood, FL 33021 Mark Hoser 3856 Sheridan Street Hollywood, FL 33021	Mitchell Eisenberg 3856 Sheridan Street Hollywood, FL 33021 George Lipton 3856 Sheridan Street Hollywood, FL 33021 Steven M. Sheinman 3856 Sheridan Street Hollywood, FL 33021

ARTICLE VII – INCORPORATOR

The name and address of the person signing these Articles of Incorporation is:

Jeffrey E. Levey, Esq. Levey & Martus, P.A. 1101 Brickell Avenue Suite 1100 Miami, Florida 33131

IN WITNESS WHEREOF, the undersigned Incorporator has executed these Articles of Incorporation this 10th day of August, 1992.

/s/ Jeffrey E. Levey
Jeffrey E. Levey, Esq.,
Incorporator

CERTIFICATE DESIGNATING THE ADDRESS

AND AN AGENT UPON WHOM PROCESS MAY BE SERVED

W I T N E S S E T H:

That GROUP PRACTICE MANAGEMENT, INC. (the “Corporation”), desiring to organize under the laws of the State of Florida, has named Charles Fotsch as its agent to accept service of process within this state.

Group Practice Management, Inc. 3856 Sheridan Street Hollywood, Florida 33021

ACKNOWLEDGMENT:

Having been named to accept service of process for the Corporation, at the place designated in this Certificate, I hereby agree to act in this capacity, and further, I agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I accept the duties and obligations of Section 607.0505, Florida Statutes.

Dated this 10th day of August, 1992.

/s/ Charles Fotsch
Charles Fotsch, Registered Agent

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

GROUP PRACTICE MANAGEMENT, INC.

The corporation whose Articles of Incorporation are amended by these Articles of Amendment was originally incorporated pursuant to Chapter 607, Florida Statutes, effective August 14, 1992 under Document No V57437.

Pursuant to the provisions of Section 607.1006, Florida Statutes, the Articles of Amendment to the Articles of Incorporation of Group Practice Management, Inc. (the “Corporation”) are as follows:

1. The name of the Corporation is Group Practice Management, Inc.

2. The Articles of Amendment to the Articles of Incorporation were adopted by all of the directors and the sole shareholder of the Corporation on June 22, 1995, in the manner prescribed by Section 607.1003, Florida Statutes, as follows:

RESOLVED, that Article I of the Articles of Incorporation of Group Practice Management, Inc. are hereby authorized to be amended in their entirety to read as follows, effective June 22, 1995:

ARTICLE I – NAME

The name of the corporation shall be MediServ, Inc. (the “Corporation”), and its principle place of business, unless and until relocated, shall be located at 4651 Sheridan Street, Suite 400, Hollywood, Florida 33021.

3. The foregoing Articles of Amendment to Articles of Incorporation of Group Practice Management, Inc. shall be effective as of June 22, 1995.

CORPORATION:

GROUP PRACTICE MANAGEMENT, INC.

Dated:	June 22, 1995	By:	/s/ Mitchell Eisenberg, M.D.
Mitchell Eisenberg, M.D.
President

[Corporate Seal]

Attest:	/s/ Jay A. Martus
Secretary

STATE OF FLORIDA	)
)
COUNTY OF BROWARD	)

I HEREBY CERTIFY that on this date the foregoing document was acknowledged before me by MITCHELL EISENBERG, M.D., President of GROUP PRACTICE MANAGEMENT, INC. (the “Corporation”), who is personally known to me or who has produce                      as identification and who did/did not take an oath. He executed the foregoing Articles of Amendment to the Articles of Incorporation of Group Practice Management, Inc. in his capacity as President on behalf of the sole shareholder and all of the directors of the Corporation, pursuant to a unanimous consent of the sole shareholder and all of the directors of the Corporation, dated June 22, 1995, adopting the foregoing Articles of Amendment to the Articles of Incorporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Broward County, Florida, this 22nd day of June, 1995.

My Commission Expires	/s/ Anastasia L. Santarone
Anastasia L. Santarone
[Notary Seal]	Notary Public
State of Florida at Large

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

MEDISERV, INC.

The corporation whose Articles of Incorporation are amended by these Articles of Amendment was originally incorporated pursuant to Chapter 607, Florida Statutes, effective August 14, 1992 under the name of Group Practice Management, Inc., Document No. V57437, and its name was changed to MediServ, Inc., by amendment filed June 29, 1995.

Pursuant to the provisions of Section 607.1006, Florida Statutes, the Articles of Amendment to the Articles of Incorporation of MEDISERV, Inc. (the “Corporation”) are as follows:

1. The name of the Corporation is MediServ, Inc.

2. The Articles of Amendment to the Articles of Incorporation were adopted by all of the directors and the sole shareholder of the Corporation on May 25, 2000 in the manner prescribed by Section 607.1003, Florida Statutes, as follows:

RESOLVED, that Article I of the Articles of Incorporation of MediServ, Inc. is hereby authorized to be amended in its entirety to read as follows, effective as of May 26, 2000:

ARTICLE – NAME

The name of the corporation shall be Parity Healthcare, Inc. (the “Corporation”), and its principle place of business, unless and until relocated, shall be located at 4651 Sheridan Street, Suite 400, Hollywood, Florida 33021.

3. The foregoing Articles of Amendment to the Articles of Incorporation of MediServ, Inc. shall be effective as of May 30, 2000.

CORPORATION:

MEDISERV, INC.

Dated:	May 30, 2000	By:	/s/ Jay A. Martus, V.P.
Jay A. Martus, Vice President & Secretary

CERTIFICATE OF SECRETARY

JAY A. MARTUS, secretary of MEDISERV, INC. certifies as follows:

1.	the foregoing Articles of Amendment to the Articles of Incorporation of MEDISERV, INC. were adopted pursuant to a unanimous consent of the sole shareholders and all of the directors, dated as of May 26, 2000, to be effective as of May 30, 2000; and,

2.	I have executed the foregoing Articles of Amendment to the Articles of Incorporation on behalf of the shareholder and all of the directors.

/s/ Jay A. Martus, Sec.
Jay A. Martus, Secretary